Exhibit 3.10

ARTICLES OF ORGANIZATION

OF

MARACAY 91, L.L.C.

Pursuant to the Arizona Limited Liability Company Act, Chapter 4 of Title 29, Arizona Revised Statutes (the “Act”), the undersigned adopts the following Articles of Organization for such limited liability company:

FIRST:	The name of the limited liability company is Maracay 91, L.L.C.

SECOND:	The address of the company’s known place of business in Arizona is 15160 North Hayden Road, Suite 200, Scottsdale, Arizona 85260.

THIRD:	The name and street address of the statutory agent of the company is Jeffrey J. Andersen, 15160 North Hayden Road, Suite 200, Scottsdale, Arizona 85260.

FOURTH:	Management of the limited liability company is vested in a manager or managers.

FIFTH:	The name and business address of the sole manager of the limited liability company at the time of its formation are Maracay Homes Arizona I, L.L.C., an Arizona limited liability company, 15160 North Hayden Road, Suite 200, Scottsdale, Arizona 85260.

SIXTH:	The name and business address of the sole member of the limited liability company at the time of its formation are Maracay Homes Arizona I, L.L.C., an Arizona limited liability company, 15160 North Hayden Road, Suite 200, Scottsdale, Arizona 85260.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization of Maracay 91, L.L.C. this 25th day of October, 2005.

/s/ Jeffrey J. Andersen
Jeffrey J. Andersen

CONSENT OF STATUTORY AGENT

Jeffrey J. Andersen, having been designated to act as statutory agent of Maracay 91, L.L.C., hereby consents to act in that capacity until removed or until resignation is submitted in accordance with the Arizona Revised Statutes.

/s/ Jeffrey J. Andersen
Jeffrey J. Andersen

THE RECORD REPORTER
- SINCE 1914 -
1505 N CENTRAL AVE #200, PHOENIX, AX 85004-1725
Telephone (602) 417-9900 / Fax (602) 417-9910
RECEIVED NOV 18 2005
ARIZONA CORP. COMMISSION CORPORATIONS DIVISION
DAVID HINNANT
SNELL & WILMER-PHX/E-MAIL
400 E VAN BUREN 1 AZ CTR
PHOENIX, AZ – 85004
AFFIDAVIT OF PUBLICATION
Reference #: 43575.0008
Notice Type: AOF – ARTICLES OF ORGANIZATION-AOF
Ad Description: MARACAY 91, L.L.C., #L1237536-1
I, Wendy Cooper, am authorized by the publisher as agent to make this affidavit. Under oath, I state that the following is true and correct.
THE RECORD REPORTER is a newspaper of general circulation published Monday, Wednesday and Friday except level holidays, in the County of Maricopa, State of Arizona. The copy hereto attached is a true copy of the advertisement as published on the following dates:
11/14/2005, 11/16/2005, 11/18/2005
RR# 891760
NOTICE
(FOR publication)
ARTICLES OF ORGANIZATION HAVE BEEN FILED IN THE OFFICE OF THE ARIZONA CORPORATION COMMISSION FOR;
I
Name: MARACAY 91, LLC.,
#L1237538-1
II
The address of the company’s known
Place of business in 15160 North Hayeden Road, Suite 200, Scottsdale, Arizona 85260.
III
The name and street address of the statutory agent is Jeffrey J. Andersen, 15160 North Hayeden Road, Suite 200, Scottsdale, Arizona 85260.
IV
Management of the limited liability company is received to a manager or managers.
V
The name and address of the person who is the sole manager of the limited liability company is Maracay Homes Arizona I, L.L.C., an Arizona limited liability company, 15160 North Hayden Road, Suite 200, Scottsdale, Arizona 85260.
VI
The name and address of the member who owns a twenty percent or greater interest in the capital or greater interest in the capital or the profits of the limited liability company is Maracay Homes Arizona I, L.L.C., an Arizona limited liability company, 15160 North Hayden Road, Suite 200.
Scottsdale, Arizona 85260.
11/14/2005, 11/16/2005, 11/18/2005
RR891760#
Wendy Cooper
Subscribed and sworn to before me on the 18th day of November, 2005
OFFICIAL SEAL
DIANE M. HEUEL
Notary Public State of Arizona
MARICOPA COUNTY
My Comm Expires Oct 31 2006

COMMISSIONERS JEFF HATCH-MILLER – Chairman WILLIAM A. MUNDELL MARC SPITZER MIKE GLEASON KRISTIN K. MAYES	ARIZONA CORPORATION COMMISSION	BRIAN C. MCNEIL Executive Director DAVID RABER Director, Corporations Division

November 1, 2005

SNELL & WILMER

400 EAST VAN BUREN

PHOENIX, AZ 85004

RE: MARACAY 91, L.L.C.

File Number: L-1237536-1

We are pleased to notify you that your Articles of Organization were filed on October 25, 2005.

You must publish a notice of the filing of your Articles of Organization or alternatively, you may publish the Articles of Organization in their entirety. The publication must be in a newspaper of general circulation in the country of the known place of business, in Arizona as filed with the Commission, for three (3) consecutive publications. A list of acceptable newspaper in each county is attached and is also posted on the Commission web site www.cc.state.az.us/corp.

For your convenience we have provided a Notice of Publication form. Please complete this form in its entirety, and submit to an appropriate newspaper of your choice. An affidavit from the newspaper, evidencing such publication, must be delivered to the Commission for filing WITHIN NINETY (90) DAYS from the date of this letter.

The Commission strongly recommends that you periodically check Commission records regarding the corporation. The Commission web site www.cc.state.az.us/corp contains information specific to each corporation of record and is a good general source of information.

If you have questions or need further information, please contact us at (602) 542-3135 in Phoenix, (520) 628-6560 in Tucson, or Toll Free (Arizona residents only) at 1-800-345-5819.

Sincerely,

April Newman
Examiner
Corporation Division

LL: 13

REV. 05/2004

ARTICLE OF AMENDMENT
Pursuant to A.R.S. 29-633 (F)
1. The name of the limited liability company is:
Maracay 91 LLC
2. Attached herein as Exhibit A is the text of the amendment.
Dated this 29 day of April, 2009.
Signature: Vicki A. Merrick
Print Name: Vicki A. Merrick, Assistant Secretary, Maracay Home Atrium I LLC
Check One Member Manager
DO NOT PUBLISH THIS SECTION
The amendment must be executed by a manager if management of the limited liability company is vested in a manager or by a member if management is reserved to the members.
LL:0002
Rev: 102000 Page 2 of 3 Corporation Definition

EXHIBIT A
Article 5 of the Articles of Organization is amended in its entirety to read as follows”
3. The name and address of the sole Manager of the Company are:
Maracay Homes, L.L.C.
15160 North Hayden Road
Suite 200
Scottsdale AZ 852600
The name and address of the only member who owns twenty percent (20%) or greater interest by the capital or profits of the limited liability company are:
Maracay Homes, L.L.C.
15160 North Hayden Road
Suite 200
Scottsdale AZ 852600

AZ Corp. Commission
03935304
ARTICLE OF AMENDMENT
Pursuant to A.R.S. 29-633 (F)
1. The name of the limited liability company is:
Maracay 91, LLC
2. Attached herein as Exhibit A is the text of the amendment.
Dated this 21st day of June, 2012.
Signature:
Print Name: Andrea S. Gondge
Check One Member Manager
DO NOT PUBLISH THIS SECTION
The amendment must be executed by a manager if management of the limited liability company is vested in a manager or by a member if management is reserved to the members.
LL:000023
Rev: 102000 Page 5 of 6 Corporation Definition

ARTICLE OF AMENDMENT
TO THE
ARTICLES OF ORGANIZATION
OF
MARACAY 91, LLC
June 20, 2012
Pursuant to Arizona Revised Statutes, Chapter 4 of Title 29 (the “Act), Section 29-633 the undersigned Arizona Limited liability company adopts the following Articles of Amendment to its Articles of Organization:
1. The name of the Arizona limited liability company is MARACAY 91, LL
2. The Articles of Organization were originally filed with the Arizona Corporation Commission on October 25, 2005.
3. Article 2 of the Articles of Organization is hereby amended in its entirety to read as follows:
The address of the company’s known place of business in Arizona is 15279 N. Scottsdale Road, Suite 300, Scottsdale, AZ 85254.
4. The Articles of Organization are hereby amended to add Article 7 as follows:
[ILLEGIBLE] Subject to the digits of the Member under the Act of the provisions of these Articles of Organization to take or approve certain actions, the [ILLEGIBLE] of the Company shall be managed collectively by the Managers and officers of the Company. From time to time as it deems advisable, the Member may elect natural partners who are employees or agents of the Company and designate them as officers of the Company (the “Officer”) and assign them (including without [ILLEGIBLE], President, Vice President, Secretary, Treasurer and General Counsel) to any such person. Unless the Member declares otherwise. If the title is one community used for officers of a business corporation formed under the Arizona Corporation Law, the assignment of such title shall constitute the designation to such person of the authorities and duties that are normally [ILLEGIBLE] with that office. Any delegation pursuant to this Article [ILLEGIBLE] at any time by the Member. As Officer may be removed with or without consent by the Member.
AMENDMENT
TO ARTICLES OF ORGANIZATION - 1

DATED this 20th day of June, 2012

MARACAY 91, L.L.C.
a Arizona limited liability company

By: MARACAY HOMES, L.L.C.
a Arizona Limited Liability Company Sole Member

/s/ Claire S. Grace
Claire S. Grace, Vice president & Secretary

AMENDMENT

TO ARTICLES OF ORGANIZATION - 2